UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017 (February 22, 2017)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 22, 2017, the Company filed a report on the Tel Aviv Stock Exchange which contained the following statement:

Per the convertible loan agreement dated May 22, 2016, entered between the Company and a certain private investor (“the Investor”), the Investor undertook to provide the Company with a loan for a total amount of 495,000 USD, convertible into 141,428 common shares of the Company at an exercise price of 3.5 USD per share (“the Agreement”).

To ensure his obligations under the Agreement, the Investor provided the Company with a third-party guaranty and postdated checks.

The Investor and the Guarantor failed to fulfill their obligations under the Agreement and didn’t provide the Company with the loan. The bank returned the checks that the Company tried to deposit.

The Company’s attempts to reach amicable solution to resolve the breach of the Agreement, failed.

Therefore, the Company gave today a written notice to the Investor and the Guarantor, that unless the full payment of all due amounts is made by February 27, 2017, that will constitute a grave and fundamental breach of the Agreement and the Company shall immediately commence appropriate legal action to protect its interest.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: February 24, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer